EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September 1, 1999, on our audits of the consolidated financial statements of E-Net Financial Corporation and subsidiaries as of April 30, 1999 and for the year then ended.



/S/ CACCIAMATTA ACCOUNTANCY CORPORATION
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CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
January 21, 2000